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                                EXHIBIT 21

                         U. S. Trust Corporation

                           List of Subsidiaries

                              State or Other Jurisdiction      Percent
                                    of Incorporation            Owned
                              ---------------------------      -------
United States Trust Company
 of New York                            New York               100.0%
   United States Trust Company
    International Corporation           United States          100.0
      United States Trust Company of
       New York (Grand Cayman) Ltd.     Cayman Islands         100.0
      UST Overseas Corporation          Delaware               100.0
        Foreign & Colonial Asset
         Management                     London, England         50.0
   UST Property Company, Inc. *         New York               100.0
U.S. Trust Company of California, N.A.  California             100.0
   UST Fiduciary Services Ltd.          Delaware               100.0
U.S. Trust Company of Connecticut       Connecticut            100.0
U.S. Trust Company of Florida
 Savings Bank                           Florida                100.0
U.S. Trust Company of New Jersey        New Jersey             100.0
   UST Securities Corporation           New Jersey             100.0
U.S. Trust Company Limited              New York               100.0
U.S. Trust Company of Wyoming           Wyoming                100.0
U.S.T. L.P.O. Corp.                     Delaware               100.0
   U.S. Trust Company of Texas, N. A.   Texas                  100.0
   Denker & Goodwin, Incorporated       Texas                  100.0
UST Financial Services Corp.            New York               100.0
Campbell, Cowperthwait & Company        Delaware               100.0
CTMC Holding Company                    Oregon                 100.0
   CTC Consulting, Inc.                 Oregon                 100.0
   U.S. Trust Company of the Pacific
    Northwest                           Oregon                 100.0
Mutual Funds Service Company            Delaware               100.0
   Mutual Funds Service Company
    (Canada) Ltd.                       Ontario, Canada        100.0
Technologies Holding Corporation        Delaware               100.0
   FTI Partner Corporation              New York               100.0
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* Incorporated March 3, 1995
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